Exhibit 10.37

SUMMARY OF ANNUAL CASH PERFORMANCE BONUS AWARDS,

LONG-TERM PERFORMANCE AWARDS AND STOCK OPTIONS

GRANTED IN FISCAL 2011 FOR NAMED EXECUTIVE OFFICERS

Cash Performance Bonus Awards Granted In Fiscal 2011

The following table sets forth the annual performance bonus awards granted to the Company’s current named executive officers (“NEOs”) under the Worthington Industries, Inc. Annual Incentive Plan for Executives in Fiscal 2011.

Cash Performance Bonus Awards Granted in Fiscal 2011

	Cash Performance Bonus Awards for Twelve -Month Performance Period Ending May 31, 2011 (1)
Name	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	412,000	824,000	1,648,000
George P. Stoe	317,000	634,000	1,268,000
B. Andrew Rose	160,000	320,000	640,000
Mark A. Russell	250,000	500,000	1,000,000
Harry A. Goussetis	161,250	322,500	645,000

(1)

Payouts of these annual performance bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic valued added and earnings per share (in each case excluding restructuring charges and non-recurring items) for the twelve-month performance period with each performance measure carrying a 50% weighting. For business unit executives, including Mr. Russell and Mr. Goussetis, the corporate earnings per share measure carries a 20% weighting, business unit operating income carries a 30% weighting, and business unit economic value added carries a 50% weighting. If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no annual performance bonus will be paid. Annual performance bonus award payouts will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company, all annual performance bonus awards would be considered to be earned at target, payable in full, and immediately settled or distributed.

Long-Term Performance Awards and Option Awards Granted in Fiscal 2011

The following table sets forth the long-term performance awards (consisting of cash performance awards and performance share awards) for the fiscal three-year period ending May 31, 2013 and the stock option awards granted to the NEOs in Fiscal 2011.

Long-Term Performance Awards and Option Awards Granted in Fiscal 2011

	Cash Performance Awards for Three-Year Period Ending May 31, 2013 (1)			Performance Share Awards for Three-Year Period Ending May 31, 2013 (1)			Stock Option Awards: Number of Common Shares Underlying Options (2)	Exercise or Base Price of Option Awards ($/Sh) (2)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
John P McConnell	475,000	950,000	1,900,000	24,750	49,500	99,000	135,000	12.05
George P. Stoe	400,000	800,000	1,600,000	11,250	22,500	45,000	72,000	12.05
B. Andrew Rose	175,000	350,000	700,000	6,000	12,000	24,000	40,000	12.05
Mark A. Russell	175,000	350,000	700,000	5,000	10,000	20,000	36,000	12.05
Harry A. Goussetis	137,500	275,000	550,000	4,000	8,000	16,000	31,500	12.05

(1)

These columns show the potential payouts under cash performance awards and performance share awards granted to the NEOs under the Company’s Amended and Restated 1997 Long-Term Incentive Plan for the three-year performance period from June 1, 2010 to May 31, 2013. Payouts of cash performance awards and performance share awards are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added for the three-year period and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting. For business unit executives, including Mr. Goussetis and Mr. Russell, cumulative corporate economic value added and earnings per share growth measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. No awards are paid or distributed if none of the three-year financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated.

(2)

All listed options were granted as of July 2, 2010 under the Company’s Amended and Restated 1997 Long-Term Incentive Plan with exercise prices equal to the fair market value of the underlying Common Shares on the date of grant. The options become exercisable over five years in increments of 20% per year on each anniversary of their grant.